                   WANG LABORATORIES, INC. AND SUBSIDIARIES
       EXHIBIT 12.1 -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (DOLLARS IN MILLIONS EXCEPT RATIOS)

                                                                 REORGANIZED COMPANY
                                            ----------------------------------------------------------
                                                SIX MONTHS               YEAR            NINE MONTHS
                                            ENDED DECEMBER 31,      ENDED JUNE 30,      ENDED JUNE 30,
                                                   1995                  1995                1994
                                            ------------------      --------------      --------------
FIXED CHARGES
  Interest expense                                        $2.2                $3.7                $3.5
  Portion of rent expense
    representative of interest                             3.9                 5.9                 5.6
                                            ------------------      --------------      --------------
                                                           6.1                 9.6                 9.1

  Preferred dividend requirement                          11.3                14.5                 8.7
                                            ------------------      --------------      --------------
Combined fixed charges and
  preferred dividend                                     $17.4               $24.1               $17.8
                                            ==================      ==============      ==============

EARNINGS
  Income (loss) from continuing
    operations before income
    taxes, discontinued operations,
    fresh-start reporting adjustment
    and extraordinary item                               ($6.6)(1)          ($57.7)(2)           $20.4

  Fixed charges per above                                  6.1                 9.6                 9.1
                                            ------------------      --------------      --------------
                                                         ($0.5)             ($48.1)              $29.5
                                            ==================      ==============      ==============
Ratio of earnings to combined
  fixed charges and preferred dividends                     --                  --                 1.7
                                            ==================      ==============      ==============
Coverage deficiency                                      ($0.5)(1)          ($48.1)(2)              --
                                            ==================      ==============      ==============



                                                                 PREDECESSOR COMPANY
                                            ------------------------------------------------------------------------------
                                               THREE MONTHS                       FOR THE YEAR ENDED JUNE 30,
                                            ENDED SEPTEMBER 30,     ------------------------------------------------------
                                                   1993                  1993                1992                1991
                                            ------------------      --------------      --------------      --------------
FIXED CHARGES
  Interest expense                                        $1.2               $15.0               $44.6               $44.0
  Portion of rent expense
    representative of interest                             2.7                 9.7                19.1                33.5
                                            ------------------      --------------      --------------      --------------
                                                           3.9                24.7                63.7                77.5

  Preferred dividend requirement                            --                  --                  --                  --
                                            ------------------      --------------      --------------      --------------
 Combined fixed charges and
  preferred dividend                                      $3.9               $24.7               $63.7               $77.5
                                            ==================      ==============      ==============      ==============

EARNINGS
  Income (loss) from continuing
    operations before income
    taxes, discontinued operations,
    fresh-start reporting adjustment
    and extraordinary item                              ($22.6)            ($197.2)            ($346.5)            ($368.8)

  Fixed charges per above                                  3.9                24.7                63.7                77.5
                                            ------------------      --------------      --------------      --------------
                                                        ($18.7)            ($172.5)            ($282.8)            ($291.3)
                                            ==================      ==============      ==============      ==============
Ratio of earnings to combined
  fixed charges and preferred dividends                     --                  --                  --                  --
                                            ==================      ==============      ==============      ==============
Coverage deficiency                                     ($18.7)            ($172.5)            ($282.8)            ($291.3)
                                            ==================      ==============      ==============      ==============

---------------
(1) Includes $27.2 million of acquisition-related charges.
(2) Includes $64.2 million provision for integration-related costs and other charges. Restated to include Avail Systems Corporation which was acquired December 18, 1995 and accounted for using the pooling of interests method.